Exhibit 99.1

COASTAL BANKSHARES, INC. STOCK AWARD PLAN January 1, 1999

Page ARTICLE ONE - GENERAL 1.01 - Purpose 1 1.02 - Definitions 1 1.03 - Types of Awards Under the Plan 4 1.04 - Administration 5 1.05 - Eligibility 6 1.06 - Stock Subject to Awards 6 1.07 - Effective Date and Term of Plan 9 ARTICLE II - STOCK OPTIONS 2.01 - Award of Stock Options 9 2.02 - Stock Option Agreements 9 2.03 - Exercise Price 9 2.04 - Term and Exercise 10 2.05 - Manner of Exercise and Payment 10 2.06 - Death of the Optionee 11 2.07 - Retirement or Disability 11 2.08 - Termination for Other Reasons 11 2.09 - Effect of Exercise 11 2.10 - Rights After Exercise 11 ARTICLE III - INCENTIVE STOCK OPTIONS 3.01 - Award of Incentive Stock Options 12 3.02 - Incentive Stock Option Agreements 13 3.03 - Exercise Price 13 3.04 - Term and Exercise 13 3.05 - Maximum Amount of Incentive Stock Option Grant 13 3.06 - Death of Optionee 14 3.07 - Retirement or Disability 14 3.08 - Termination for Other Reasons 14 3.09 - Applicability of Stock Options Sections 14 ARTICLE IV - RELOAD OPTIONS 4.01 - Authorization of Reload Options 15 4.02 - Reload Option Agreement 15 4.03 - Reload Option Price 15 4.04 - Term and Exercise 15 4.05 - Termination of Employment 16

4.06 - Applicability of Stock Options Sections 16 ARTICLE V - ALTERNATE APPRECIATION RIGHTS 5.01 - Award of Alternate Appreciation Rights 16 5.02 - Alternate Appreciation Rights Agreement 16 5.03 - Exercise 16 5.04 - Amount of Payment 17 5.05 - Form of Payment 17 5.06 - Effect of Exercise 17 5.07 - Retirement or Disability 17 5.08 - Death of Optionee or Termination for Other Reasons 17 ARTICLE VI - LIMITED RIGHTS 6.01 - Award of Limited Rights 18 6.02 - Limited Rights Agreement 18 6.03 - Exercise Period 18 6.04 - The Amount of Payment 18 6.05 - Form of Payment 18 6.06 - Effect of Exercise 18 6.07 - Retirement or Disability 19 6.08 - Death of Optionee or Termination for Other Reasons 19 6.09 - Termination Related to a Change in Control 19 ARTICLE VII - RESTRICTED STOCK 7.01 - Awards of Restricted Stock 19 7.02 - Non-Transferability 20 7.03 - Lapse of Restrictions 20 7.04 - Termination of Employment 20 7.05 - Treatment of Dividends 20 7.06 - Delivery of Shares 21 ARTICLE VIII - MISCELLANEOUS 8.01 - General Restrictions 21 8.02 - Non-Assignability 21 8.03 - Withholding Taxes 22 8.04 - Right to Terminate Employment 22 8.05 - Non-Uniform Determinations 22 8.06 - Rights as a Shareholder 22 8.07 - Leave of Absence 22 8.08 - Newly Eligible Employees 22 8.09 - Amendment of the Plan 23

COASTAL BANKSHARES, INC. STOCK AWARD PLAN THIS PLAN adopted on this day of , . 1999, by COASTAL BANKSHARES, INC., a corporation organized and operating under the laws of the State of Georgia (the "Company"). ARTICLE ONE GENERAL 1.01 Purpose. This Coastal Bankshares, Inc. Stock Award Plan (the "Plan") is for the purpose of securing or retaining the services of Officers, Directors and key employees of the Company or of a Subsidiary or the Parent of the Company. The Board of Directors of the Company believes the Plan will promote and increase personal interest in the welfare of the Company by, and provide incentive to, those persons who are primarily responsible not only for its regular operations but also for shaping and carry out the long-range plans of the Company and aiding its continued growth and financial success. 1.02 Definitions. As used herein, the following terms have the following meanings unless the context clearly indicates to the contrary: (a) "Alternate Appreciation Right" shall mean the right to receive payments in lieu of exercising an Option pursuant to Article V hereof. (b) "Award" shall mean a grant of a Stock Option, Incentive Stock Option, Reload Option, Alternative Appreciation Right, Limited Right, or Restricted Stock. (c) "Board" shall mean the Board of Directors of the Company. (d) "Change in Control" shall occur if any "person" (as such term is used in sections 13(d) and 14(d) of the Exchange Act), other than any person who is a stockholder of the Company on or before the effective date of the Plan, by the acquisition or aggregation of securities is or becomes the beneficial owner, directly or indirectly, of securities of the Company representing 50 percent or more of the combined voting power of the Company's then outstanding securities ordinarily (and apart from rights accruing under special circumstances) having the right to vote at elections of directors (the "Base Capital Stock"); except that any change in the relative beneficial ownership of the Company's securities by any person resulting solely from a reduction in the aggregate number of outstanding shares of Base Capital Stock, and any decrease thereafter in such person's ownership of securities, shall be disregarded until such person increases in any manner, directly or indirectly, such person's beneficial ownership of any securities of the Company. (e) "Code" shall mean the Internal Revenue Code of 1986, as amended. Any reference herein to a specific section of the Code shall be deemed to include a reference to any corresponding provision of future law. (d) "Committee" shall mean a committee of at least two Directors appointed from time to time by the Board, having the duties and authority set forth herein in addition to any other authority granted by the Board. If the Company is a reporting company under the Exchange Act, the Committee shall consist of Disinterested Persons. If at any time the Board shall not have appointed a Committee as described above, any reference herein to the Committee shall mean a reference to the Board; provided, however, that, if the Company is a reporting company under the Exchange Act, a Director who is not a Disinterested Person shall not participate in any action, decision or determination with respect to the granting of Options and administration of the Plan. (e) "Company" shall mean Coastal Bankshares, Inc., a Georgia corporation. (f) "Director" shall mean a member of the Board and any person who is an advisory, honorary or emeritus director of the Company if such person is considered a director for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time. (g) "Disability" shall mean an Employee who is disabled within the meaning of Section 22 (e) (3) of the Code or any successor provision thereto. (h) "Disinterested Person" shall have the meaning set forth in Rule 16b-3 under the Exchange Act, as the same may be in effect from time to time, or in any successor rule thereto, and shall be determined for all purposes under the Plan according to interpretative or "no-action" positions with respect thereto issued by the Securities and Exchange Commission. (i) "Employee" shall mean an employee of the Employer.

(j) “Employer” shall mean the corporation that employs a Grantee. (k) “Exchange Act" shall mean the Securities Exchange Act of 1934. Any reference herein to a specific section of the Exchange Act shall be deemed to include a reference to any corresponding provision of future law. (1) "Exercise Price" shall mean the price at which an Optionee may purchase a share of Stock under a Stock Option Agreement. (m) "Fair Market Value" on any date shall mean (i) if the Stock is actively traded on any national securities exchange or reported on NASDAQ/NMS on a basis which reports closing prices, the closing sales price of the Stock on the day the value is to be determined or, if such exchange was not open for trading on such date, the next preceding date on which it was open; (ii) if the Stock is not traded on any national securities exchange, the average of the closing high bid and low asked prices of the Stock on the over-the-counter market on the day such value is to be determined, or in the absence of closing bids on such day, the closing bids on the next preceding day on which there were bids; or (iii) if the Stock also is not traded on the over-the-counter market, the fair market value as determined in good faith by the Committee based on such relevant facts as may be available to the Committee, which may include opinions of independent experts, the price at which recent sales have been made, the book value of the Stock, and the Company’s current and future earnings. (n) '’Grantee" shall mean a person who is an Optionee or a person who has received an Award of Restricted Stock. (o) "Incentive Stock Option" shall mean an option to purchase any stock of the Company which complies with and is subject to the terms, limitations and conditions of Section 422 of the Code and any regulations promulgated with respect thereto. (p) "Limited Right" shall mean the right to receive payments in the event of a Change in Control pursuant to Article VI hereof. (q) "Officer" shall mean a person who constitutes an officer of the Company for the purposes of Section 16 of the Exchange Act, as determined by reference to such Section 16 and to the rules, regulations, judicial decisions, and interpretative or "no-action" positions with respect thereto of the Securities and Exchange Commission, as the same may be in effect or set forth from time to time. (r) "Option" shall mean an option, whether or not an Incentive Stock Option, to purchase Stock granted pursuant to the provisions hereof.

(s) "Optionee" shall mean a person to whom an Option has been granted hereunder. (t) "Parent" shall mean any corporation (other than the Employer) in an unbroken chain of corporations ending with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the Employer owns stock possessing 50 percent or more of the total combined voting power of the classes of stock in one of the other corporations in such chain. (u) "Plan" shall mean the Coastal Bankshares, Inc. Stock Award Plan, the terms of which are set forth herein. (v) "Reload Option" shall have the meaning set forth in Article IV hereof. (w) "Restricted Stock" shall mean Stock issued, subject to restrictions, to a Grantee pursuant to Article VII hereof. (x) "Restriction Agreement" shall mean the agreement setting forth the terms of an Award of Restricted Stock, and executed by a Grantee as provided in Section 7.1 hereof. (y) "Section 16 Insider" shall mean any person who is subject to the provisions of Section 16 of the Exchange Act, as provided in Rule 16a-2 promulgated pursuant to the Exchange Act; provided, however, that no person shall be considered to be a Section 16 Insider if the Company is not a reporting company under the Exchange Act. (z) "Stock" shall mean the Common Stock, par value $5.00 per share, of the Company, as adjusted pursuant to Section 1.06 hereof. (aa) "Stock Option Agreement" shall mean an agreement between the Company and an Optionee under which the Optionee may purchase Stock hereunder, a sample form of which is attached hereto as Exhibit A (which form may be varied by the Committee in granting an Option). (bb) "Subsidiary" shall mean any corporation (other than the Employer) in an unbroken chain of corporations beginning with the Employer if, at the time of the grant (or modification) of the Option, each of the corporations other than the last corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

1.03 Types of Awards Under the Plan. Awards under the Plan may be in the form of any one or more of the following: (a) Stock Options as described in Article II below; (b) Incentive Stock Options, as described in Article III below; (c) Reload Options, as described in Article IV below; (d) Alternate Appreciation Rights, as described in Article V below; (e) Limited Rights, as described in Article VI below; and/or (f) Restricted Stock, as described in Article VII below. 1.04 Administration. (a) The Plan shall be administered by the Board or by a Committee. The members of the Committee (if so appointed) shall serve at the pleasure of the Board which may fill vacancies, however caused, in the Committee. The Committee shall select one of its members as a chairman, and shall hold meetings at the times and in the places as it shall deem advisable. A majority of the members of the Committee shall constitute a quorum for purposes of granting Awards hereunder; and all actions of the Committee shall be taken by a majority of its members. Any action of the Committee evidenced by a written instrument, signed by all of its members, shall be fully as effective as if it has been taken by a vote of a majority of its members at a meeting duly called and held. The Committee shall appoint a secretary who may, but need not, be a member of the Committee, and who shall keep minutes of all meetings. The Committee shall make rules and regulations for the conduct of its business as it shall deem advisable. (b) Subject to the express provisions of the Plan, the Committee shall have complete authority, in its discretion, to determine the Officers, Directors and key employees of the Company or of a Subsidiary or Parent to whom, the times when, the types of Awards, and the terms and conditions of each such Award. (c) The Committee shall have complete authority to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it, to determine the terms and provisions of the respective Stock Option Agreements and Restriction Agreements

(which terms need not be identical). The Committee's determinations on the matters referred to in this Section shall be conclusive. (d) In addition to any other rights of indemnification that they may have as Directors of the Company or as members of the Committee, the Directors of the Company and members of the Committee shall be indemnified by the Company against the reasonable expenses, including attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of action taken or failure to act under or in connection with the Plan or any Award granted thereunder, and against all amounts paid by them in settlement thereof (provided the settlement is approved by independent legal counsel selected by the Company) or paid by them in satisfaction of a judgment in any action, suit or proceeding, except in relation to matters as to which it shall be adjudged in the action, suit or proceeding that the Committee member is liable for negligence or misconduct in the performance of his duties/ provided that within 30 days after the institution of any action, suit or proceeding, a Committee member or Director shall in writing offer the Company the opportunity, at its own expense, to handle and defend the same, 1.05 Eligibility. Awards shall be granted to only those persons who are Officers, Directors or key employees of the Company or of a Subsidiary or Parent. In determining the persons to whom Awards will be granted and the number of shares of Stock to be covered by each Award, the Committee shall take into account the duties of the respective Officers, Directors and key employees, their present and potential contributions to the success of the Company or of the Subsidiary or Parent, the anticipated number of years of effective service remaining, and any other factors as they shall deem relevant in connection with accomplishing the purposes of the Plan, Subject to the limits set forth in this Plan, any Grantee who has been granted an Award may be granted an additional Award or Awards if the Committee shall so determine, so that any individual may hold more than one Award, but only on the terms and subject to the restrictions set forth herein. 1.06 Stock Subject to Awards. (a) An aggregate of 50,000 shares of the Stock will be authorized and reserved for issuance under the Plan. The shares of Stock may be in whole or in part, as the Board shall determine, authorized and unissued shares of Stock, or issued shares of Stock which shall have been reacquired by the Company. For purposes of calculating the maximum number of shares of Stock which may be issued under the Plan:

(i) all the shares of Stock issued (including the shares of Stock, if any, withheld for tax withholding requirements) shall be counted when cash is used as full payment for shares of Stock issued upon exercise of an Option; (ii) only the shares of Stock issued (including the shares of Stock, if any, withheld for tax withholding requirements) as a result of an exercise of Alternate Appreciation Rights shall be counted; (iii) only the net shares of Stock issued (including the shares, if any, withheld for tax withholding requirements) shall be counted when shares of Stock are used as full or partial payment for shares of Stock issued upon exercise of an Option; (iv) in addition to shares of Stock actually issued pursuant to the exercise of Options or Alternate Appreciation Rights, there shall be deemed to have been issued a number of shares equal to the number of shares of Stock in respect of which Limited Rights (as described in Article VI) shall have been exercised; and (v) shares of Stock tendered by a Grantee as payment for shares of Stock issued upon exercise of an Option shall be available for issuance under the Plan. Any shares of Stock subject to an Option which for any reason is terminated unexercised or expires shall again be available for issuance under the Plan, but shares subject to an Option which are not issued as a result of the exercise of Limited Rights shall not again be available for issuance under the Plan. (b) In the event that the outstanding shares of Stock are changed into or exchanged for a different number or kind of shares or other securities of the Company by reason of merger, consolidation, reorganization, recapitalization, reclassification, combination or exchange of shares, stock split or stock dividend: (i) The aggregate number and kind of shares of Stock for which Awards may be granted hereunder shall be adjusted proportionately by the Committee; and (ii) The rights of Optionees (concerning the number of shares subject to Options and the Exercise Price) under outstanding Options and the rights of the holders of Restricted Stock (concerning the terms and conditions of the lapse of any then-remaining restrictions), shall be adjusted proportionately by the Committee.

(c) If the Company shall be a party to any reorganization in which it does not survive, involving merger, consolidation, or acquisition of the Stock or substantially all the assets of the Company, the Committee, in its discretion, may: (i) Notwithstanding any other provisions hereof, declare that all Options granted under the Plan shall become exercisable immediately notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability, that all such Options shall terminate 60 days after the Committee gives written notice of the immediate right to exercise all such Options and of the decision to terminate all Options not exercised within such 60-day period, and that all then-remaining restrictions pertaining to Restricted Stock under the Plan shall immediately lapse; and/or (ii) Notify all Grantees that all Awards granted under the Plan shall be assumed by the successor corporation or substituted on an equitable basis with options or restricted stock issued by such successor corporation. (d) If the Company is to be liquidated or dissolved in connection with a reorganization described in Section 1.06(c), the provisions of such section shall apply. In all other instances, the adoption of a plan of dissolution or liquidation of the Company shall, notwithstanding any other provisions hereof, cause all then-remaining restrictions pertaining to Restricted Stock under the Plan to lapse, and shall cause every Option outstanding under the Plan to terminate to the extent not exercised prior to the adoption of the plan of dissolution or liquidation by the stockholders, provided that, notwithstanding any other provisions hereof, the Committee may declare that all Options granted under the Plan will be exercisable at any time on or before the fifth business day following such adoption notwithstanding the provisions of the respective Stock Option Agreements regarding exercisability. (e) The adjustments described in subparagraphs (b) through (d) of this section, and the manner of their application, shall be determined solely by the Committee, and any such adjustment may provide for the elimination of fractional share interests; provided, however, that any adjustment made by the Board or the Committee shall be made in a manner that will not cause an Incentive Stock Option to be other than an incentive stock option under the Code and regulatory provisions. The adjustments required under this Article shall apply to any successors of the Company and shall be made regardless of the number or type of successive events requiring such adjustments. (f) The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations, or changes of its capital or business structure, or to merge or consolidate, or to dissolve, liquidate, sell, or transfer all or any part of its business or assets. 1.07 Effective Date and Term of Plan. (a) The Plan shall become effective on the date approved by the Board; provided, however, that any Incentive Stock Option granted after Board approval, but prior to shareholder approval, shall be contingent upon the approval of this Plan, within twelve (12) months after the adoption of the Plan by the Board, by the holders of a majority of the shares of Stock present in person or by proxy and entitled to vote at a meeting of shareholders of the Company. If the shareholders fail to approve the Plan within such specified period, any Incentive Stock Option granted hereunder will be treated as a Stock Option as provided in Article II below. (b) No Awards shall be made under the Plan after December 31, 2008, provided, however, that the Plan and all Awards made under the Plan prior to such date shall remain in effect until such Awards have been satisfied or terminated in accordance with the Plan and the terms of such Awards. No Incentive Stock Option may be granted more than 10 years after the earlier of the effective date of the Plan or the date that the Plan is approved by the Company’s shareholders. ARTICLE II STOCK OPTIONS 2.01 Award of Stock Options. The Committee may from time to time, and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Employee or Director one or more options to purchase for cash or shares of Stock the number of shares of Stock allotted by the Committee. The date that a Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares of Stock to an Employee or Director pursuant to the Plan. 2.02 Stock Option Agreements. The grant of a Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the Optionee, stating the number of shares of Stock subject to the Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

2.03 Exercise Price. The Exercise Price per share deliverable upon the exercise of a Stock Option shall be determined by the Committee on the date the Stock Option is granted. 2.04 Term and Exercise. The period for the exercise of each Stock Option granted hereunder shall be determined by the Committee, but no Stock Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or Disability of the Optionee. 2.05 Manner of Exercise and Payment. (a) Unless otherwise provided in the Stock Option Agreement or Section 2.04 hereof, a Stock Option may be exercised at any time or from time to time during the term of the Stock Option as to any or all full shares of Stock which have become purchasable under the provisions of the Option, but not at any time as to less than 100 shares unless the remaining shares that have become so purchasable are less than 100 shares. The Committee shall have the authority to prescribe in any Stock Option Agreement that the Option may be exercised only in accordance with an accrual schedule during the term of the Option. (b) A Stock Option shall be exercised by (i) delivery to the Company at its principal office a written notice of exercise with respect to a specified number of shares of Stock and {ii) payment to the Company at that office of the full amount of the Exercise Price for such number of shares in accordance with Section 2.03. (c) The Exercise Price is to be paid in full in cash upon the exercise of the Option and the Company shall not be required to deliver certificates for the shares purchased until such payment has been made; provided, however, that in lieu of cash, all or any portion of the Exercise Price may be paid by tendering to the Company shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Stock Option, in each case to be credited against the Exercise Price at the Fair Market Value of such shares on the date of exercise (however, no fractional shares may be so transferred, and the Company shall not be obligated to make any cash payments in consideration of any excess of the aggregate Fair Market Value of shares transferred over the aggregate Exercise Price). (d) In addition to and at the time of payment of the Exercise Price, the Optionee shall pay to the Company in cash the full amount of any federal, state, and local income, employment, or other withholding taxes applicable to the taxable income of such

Optionee resulting from such exercise/ provided, however, that in the discretion of the Committee, any Stock Option Agreement may provide that all or any portion of such tax obligations, together with additional taxes not exceeding the actual additional taxes to be owed by the Optionee as a result of such exercise, may, upon the irrevocable election of the Optionee, be paid by tendering to the Company whole shares of Stock duly endorsed for transfer and owned by the Optionee, or by authorization to the Company to withhold shares of Stock otherwise issuable upon exercise of the Stock Option, in either case in that number of shares having a Fair Market Value on the date of exercise equal to the amount of such taxes thereby being paid, and subject to such restrictions as to the approval and timing of any such election as the Committee may from time to time determine to be necessary or appropriate to satisfy the conditions of the exemption set forth in Rule l6b-3 under the Exchange Act, if such rule is applicable. (e) The holder of an Option shall not have any of the rights of a stockholder with respect to the shares of Stock subject to the Stock Option until such shares have been issued and transferred to the Optionee upon the exercise of the Stock Option. 2.06 Death of the Optionee. (a) Upon the death of the Optionee, any rights to the extent exercisable on the date of death may be exercised by the Optionee's estate, or by a person who acquires the right to exercise such Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Stock Option and one year after the Optionee's death (or such other period specified by the Committee). (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any rights exercisable on the date of death. 2.07 Retirement or Disability. Upon termination of the Optionee's employment by reason of retirement or Disability (as each is determined by the Committee), the Optionee may, within one (1) year from the date of termination (or such other period specified by the Committee), exercise any Stock Options to the extent such Options are exercisable during such period. 2.08 Termination for Other Reasons. Except as provided in Sections 2.06 and 2.07, or except as otherwise determined by the Committee, the Optionee may, within 3 months from the date of termination (or such other period as specified by the Committee) exercise any Stock Options to the extent such Options are exercisable during such period. 2.09 Effect of Exercise. The exercise of any Stock Option shall cancel that number of related Alternate Appreciation Rights and/or Limited Rights, if any, which is equal to the number of shares of Stock purchased pursuant to said Stock Option. 2.10 Rights After Exercise. The Committee, in its discretion, may include in the Stock Option Agreement provisions providing for (a) the right of the Optionee to "put" the shares acquired pursuant to the Option to the Company for repurchase, (b) the right of the Company to repurchase such shares, or (c) a right of first refusal by the Company to repurchase such shares. ARTICLE III INCENTIVE STOCK OPTIONS 3.01 Award of Incentive Stock Options. The Committee may, from time to time and subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, grant to any Employee (but not to a Director who is not an Employee) one or more Incentive Stock Options to purchase for cash or shares of Stock the number of shares of Stock allotted by the Committee. The date that an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares of Stock to a Grantee pursuant to the Plan. Notwithstanding the foregoing, Incentive Stock Options shall not be granted to any owner of 10% or more of the total combined voting power of the Company and its Subsidiaries and Parents, unless, at the time an Incentive Stock Option is granted, the Exercise Price is at least 110% of the Fair Market Value of the Stock subject to such Option and such Option by its terms would not be exercisable after five years from the date on which the Option is granted. For the purpose of this Section 3.01, a person shall be considered to own (i) the stock owned, directly or indirectly, by or for his or her brothers and sisters (whether by whole or half blood), spouse, ancestors and lineal descendants; (b) the stock owned, directly or indirectly, by or for a corporation, partnership, estate, or trust in proportion to such person's stock interest, partnership interest or beneficial interest therein; and (c) the stock which such person may purchase under any outstanding options of the Employer or of any Parent or Subsidiary of the Employer.

3.02 Incentive Stock Option Agreements. The grant of an Incentive Stock Option shall be evidenced by a written Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine. 3.03 Exercise Price. Subject to the provisions of Section 3.01 above, the Exercise Price per share of Stock deliverable upon the exercise of an Incentive Stock Option shall be 100% of the Fair Market Value of a share of Stock on the date the Incentive Stock Option is granted (or, in the case of an Incentive Stock Option that is subsequently substantially modified, on the date of such modification). 3.04 Term and Exercise. The period for the exercise of each Incentive Stock Option granted hereunder shall be determined by the Committee, but such Option shall not be exercisable after the expiration of ten years from the date of grant (or modification) of the Incentive Stock Option. In addition, no Incentive Stock Option granted to a Section 16 Insider shall be exercisable prior to the expiration of six months from the date such Option is granted, other than in the case of the death or Disability of the Optionee, and no Incentive Stock Option shall be exercisable prior to stockholder approval of the Plan. 3.05 Maximum Amount of Incentive Stock Option Grant. Except as provided below, the Committee shall not grant an Incentive Stock Option to, or modify the exercise provisions of outstanding Incentive Stock Options held by, any person who, at the time the Incentive Stock Option is granted (or modified), would thereby receive or hold any Incentive Stock Options of the Employer and any Parent or Subsidiary of the Employer, such that the aggregate Fair Market Value (determined as of the respective dates of grant or modification of each Option) of the Stock with respect to which such Incentive Stock Options are exercisable for the first time during any calendar year is in excess of $100,000 (or such other limit as may be prescribed by the Code from time to time); provided that the foregoing restriction on modification of outstanding Incentive Stock Options shall not preclude the Committee from modifying an outstanding Incentive Stock Option if, as a result of such modification and with- the consent of the Optionee, such Option no longer constitutes an Incentive Stock Option; and provided that, if the $100,000 limitation (or such other limitation prescribed by the Code) described in this Section is exceeded, the Incentive Stock Option the granting or modification of which resulted in the exceeding of such limit shall be treated as an Incentive Stock Option up to the limitation and the excess shall be treated as an Option not qualifying as an Incentive Stock Option. 3.06 Death of Optionee. (a) Upon the death of the Optionee, any Incentive Stock Option exercisable on the date of death may be exercised by the Optionee’s estate or by a person who acquires the right to exercise such Incentive Stock Option by bequest or inheritance or by reason of the death of the Optionee, provided that such exercise occurs within both the remaining effective term of the Incentive Stock Option and one year after the Optionee's death (or such lesser period as specified by the Committee). (b) The provisions of this Section shall apply notwithstanding the fact that the Optionee's employment may have terminated prior to death, but only to the extent of any Incentive Stock Options exercisable on the date of death. 3.07 Retirement of Disability. Upon the termination of the Optionee's employment by reason of Disability or retirement (as each is determined by the Committee), the Optionee may, within one (1) year from the date of such termination of employment (or such lesser period specified by the Committee), exercise any Incentive Stock Options to the extent such Incentive Stock Options were exercisable at the date of such termination of employment. Notwithstanding the foregoing, the tax treatment available pursuant to Section 422 of the Code upon the exercise of an Incentive Stock Option will not be available to an Optionee who exercises any Incentive Stock Options more than (a) 12 months after the date of termination of employment due to Disability, or (b) three months after the date of termination of employment due to retirement. 3.08 Termination for Other Reasons Except as provided in Sections 3.06 and 3.07 or except as otherwise determined by the Committee, the Optionee may, within 3 months from the date of termination (or such other period as specified by the Committee) exercise any Stock Options to the extent such Options are exercisable during such period. 3.09 Applicability of Stock Options Sections. Sections 2.05, Manner of Exercise and Payment; 2.09, Effect of Exercise; and 2.10, Rights After Exercise; applicable to Stock Options, shall apply equally to Incentive Stock Options. Said Sections are incorporated by reference in this Article III as though fully set forth herein.

ARTICLE IV RELOAD OPTIONS 4.01 Authorization of Reload Options. Concurrently with the Award of Stock Options and/or the Award of Incentive Stock Options to any Grantee, the Committee may authorize Reload Options to purchase for cash or shares of Stock a number of shares of Stock. The number of Reload Options shall equal (a) the number of shares of Stock used to exercise the underlying Stock Options or Incentive Stock Options, and (b) to the extent authorized by the Committee, the number of shares of Stock used to satisfy any tax withholding requirement incident to the exercise of the underlying Stock Options or Incentive Stock Options. The grant of a Reload Option will become effective upon the exercise of underlying Stock Options, Incentive Stock Options or Reload Options through the use of shares of Stock held by the Optionee for at least 12 months. Notwithstanding the fact that the underlying option may be an Incentive Stock Option, a Reload Option is not intended to qualify as an '‘incentive stock option'' under Section 422 of the Code. 4.02 Reload Option Agreement. Each Stock Option Agreement and Incentive Stock Option Agreement shall state whether the Committee has authorized Reload Options with respect to the underlying Stock Options and/or Incentive Stock Options. Upon the exercise of an underlying Stock Option, Incentive Stock Option or other Reload Option, the Reload Option will be evidenced by an amendment to the underlying Stock Option Agreement. 4.03 Reload Option Price. The Exercise Price per share of Stock deliverable upon the exercise of a Reload Option shall be the Fair Market Value of a share of Stock on the date the grant of the Reload Option becomes effective. 4.04 Term and Exercise.

Unless provided otherwise in the Stock Option Agreement, a Reload Option may not be exercised by an Optionee (a) prior to the end of a one-year period from the date that the Reload Option is granted, and (b) unless the Optionee retains beneficial ownership of the shares of Stock issued to such Optionee upon exercise of the Option referred to above in Section 4.01 for a period of one year from the date of such exercise. 4.05 Termination of Employment. No additional Reload Options shall be granted to Optionees when Options are exercised pursuant to the terms of this Plan following termination of the Optionee's employment. 4.06 Applicability of Stock Options Sections. Sections 2.05, Manner of Exercise and Payment; 2.06, Death of Optionee; 2.07, Retirement or Disability; 2.08, Termination for Other Reasons; 2.09, Effect of Exercise; and 2.10, Rights After Exercise; applicable to Stock Options, shall apply equally to Reload Options. Said Sections are incorporated by reference in this Article IV as though fully set forth herein. ARTICLE V ALTERNATE APPRECIATION RIGHTS 5.01 Award of Alternate Appreciation Rights. Concurrently with or subsequent to the Award of any Stock Option, Incentive Stock Option or Reload Option to purchase one or more shares of Stock, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each Share, a related Alternate Appreciation Right permitting the Optionee to be paid the appreciation on the Option in lieu of exercising the Option. 5.02 Alternate Appreciation Rights Agreement. Alternate Appreciation Rights shall be evidenced by written agreements in such form as the Committee may from time to time determine. 5.03 Exercise An Optionee who has been granted Alternate Appreciation Rights may, from time to time, in lieu of the exercise of an equal number of Options, elect to exercise one or more Alternate Appreciation Rights and thereby become entitled to receive from the Company payment in the number of shares of Stock determined pursuant to

Sections 5.04 and 5.05. Alternate Appreciation Rights shall be exercisable only to the same extent and subject to the same conditions as the Options related thereto are exercisable, as provided in this Plan. The Committee may, in its discretion, prescribe additional conditions to the exercise of any Alternate Appreciation Rights. 5.04 Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Alternate Appreciation Right shall be equal to 100% of the amount, if any, by which the Fair Market Value of a Share on the exercise date exceeds the Exercise Price with respect to such share. 5.05 Form of Payment. The number of shares of Stock to be paid shall be determined by dividing the amount of payment determined pursuant to Section 5.04 by the Fair Market Value of Share on the exercise date of such Alternate Appreciation Rights. As soon as practicable after exercise, the Company shall deliver to the Optionee a certificate or certificates for such shares of Stock. 5.06 Effect of Exercise. The exercise of any Alternate Appreciation Rights shall cancel an equal number of Stock Options, Incentive Stock Options, Incentive Stock Options, Reload Options and Limited Rights, if any, related to said Alternate Appreciation Rights. 5.07 Retirement or Disability. Upon termination of the Optionee's employment (including employment as a Director of the Company after an Optionee terminates employment as an officer or key employee of the Company) by reason of Disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of such termination, exercise any Alternate Appreciation Rights to the extent such Alternate Appreciation Rights are exercisable during such six-month period. 5.08 Death of. Optionee or Termination for Other Reasons. Except as provided in Section 5.07, or except as otherwise determined by the Committee, all Alternate Appreciation Rights shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee.

ARTICLE VI LIMITED RIGHTS 6.01 Award of Limited Rights. Concurrently with or subsequent to the Award of any Stock Option, Incentive Stock Option, Reload Option or Alternate Appreciation Right, the Committee may, subject to the provisions of the Plan and such other terms and conditions as the Committee may prescribe, award to the Optionee with respect to each share of Stock subject thereto, a related Limited Right permitting the Optionee, during a specified limited time period, to be paid the appreciation on the Option in lieu of exercising the Option. 6.02 Limited Rights Agreement. Limited Rights granted under the Plan shall be evidenced by written agreements in such form as the Committee may from time to time determine. 6.03 Exercise Period. Limited rights are exercisable in full for a period of seven months following the date of a Change in Control of the Company; provided, however, that Limited Rights may not be exercised under any circumstances until the expiration of the six-month period following the date of grant. 6.04 The Amount of Payment. The amount of payment to which an Optionee shall be entitled upon the exercise of each Limited Right shall be equal to 100% of the amount, if any, which is equal to the difference between the Exercise Price per share of stock covered by the related Option and the Market Price of a share. Market Price is defined to be the highest price per share of Stock paid in connection with any Change in Control. 6.05 Form of Payment. Payment of the amount to which an Optionee is entitled upon the exercise of Limited Rights, as determined pursuant to Section 6.04, shall be made solely in cash. 6.06 Effect of Exercise. If Limited Rights are exercised, the Stock Options, Incentive Stock Options, Reload Options and Alternate Appreciation Rights, if any, related to such Limited Rights cease to be exercisable to the extent of the number of shares of Stock with respect to which the

Limited Rights were exercised. Upon the exercise or termination of the Options and Alternate Appreciation Rights, if any, related to such Limited Rights, the Limited Rights granted with respect thereto terminate to the extent of the number of shares of Stock as to which the related Options and Alternate Appreciation Rights were exercised or terminated. 6.07 Retirement or Disability. Upon termination of the Optionee's employment (including employment as a Director of this Company after an Optionee terminates employment as an officer or key employee of this Company) by reason of Disability or retirement (as each is determined by the Committee), the Optionee may, within six months from the date of termination, exercise any Limited Right to the extent such Limited Right is exercisable during such six-month period. 6.08 Death of Optionee or Termination for Other Reasons. Except as provided in Section 6.07 and 6.09, or except as otherwise determined by the Committee, all Limited Rights granted under the Plan shall terminate upon the termination of the Optionee's employment or upon the death of the Optionee. 6.09 Termination Related to a Change in Control. The requirement that an Optionee be terminated by reason of retirement or Disability or be employed by the Company at the time of exercise pursuant to Section 6.07 and 6.08 respectively, is waived during the Exercise Period as to any Optionee who (a) was employed by the Company at the time of the Change in Control and (b) is subsequently terminated by the Company other than for just cause or who voluntarily terminates if such termination was the result of a good faith determination by the Optionee that as a result of the Change in Control he is unable to effectively discharge his present duties or the duties of the position which he occupied just prior to the Change in Control. As used herein "just cause" shall mean willful misconduct or dishonesty or conviction of or failure to contest prosecution for a felony, or excessive absenteeism unrelated to illness. ARTICLE VII RESTRICTED STOCK 7.01 Awards of Restricted Stock. (a) The Committee may grant Awards of Restricted Stock, which shall be governed by a Restriction Agreement between the Company and the Grantee. Each Restriction Agreement shall contain such restrictions, terms, and conditions as the Committee may, in its discretion, determine, and may require that an appropriate legend be placed on the certificates evidencing the subject Restricted Stock. (b) Shares of Restricted Stock granted pursuant to an Award hereunder shall be issued in the name of the Grantee as soon as reasonably practicable after the Award is granted, provided that the Grantee has executed the Restriction Agreement governing the Award, the appropriate blank stock powers and, in the discretion of the Committee, an escrow agreement and any other documents which the Committee may require as a condition to the issuance of such shares of Stock. If a Grantee shall fail to execute the foregoing documents within any time period prescribed by the Committee, the Award shall be void. At the discretion of the Committee, shares of Stock issued in connection with an Award shall be deposited together with the stock powers with an escrow agent designated by the Committee. Unless the Committee determines otherwise and as set forth in the Restriction Agreement, upon delivery of the shares of Stock to the escrow agent, the Grantee shall, subject to Sections 7.02 and 7.05 hereof, have all of the rights of a stockholder with respect to such shares, including the right to vote the shares and to receive all dividends or other distributions paid or made with respect to the shares. 7.02 Non-Transferability. Until any restrictions upon Restricted Stock awarded to a Grantee shall have lapsed in a manner set forth in Section 7.03, such shares of Restricted Stock shall not be transferable other than by will or the laws of descent and distribution, nor shall they be delivered to the Grantee. 7.03 Lapse of Restrictions. Restrictions upon Restricted Stock awarded hereunder shall lapse at such time or times (but, with respect to any Award to a Grantee who is also a Section 16 Insider, not less than six months after the date of the Award) and on such terms and conditions as the Committee may, in its discretion, determine at the time the Award is granted or thereafter. 7.04 Termination of Employment. The Committee shall have the power to specify, with respect to each Award granted to any particular Grantee, the effect upon such Grantee's rights with respect to such Restricted Stock of the termination of such Grantee's employment under various circumstances, which effect may include immediate or deferred forfeiture of such Restricted Stock or acceleration of the date at which any then-remaining restrictions shall lapse. 7.05 Treatment of Dividends. At the time an Award of Restricted Stock is made the Committee may, in its discretion, determine that the payment to the Grantee of any dividends, or a specified portion thereof, declared or paid on such Restricted Stock shall be (a) deferred until the lapsing of the relevant restrictions and (b) held by the Company for the account of the Grantee until such lapsing. In the event of such deferral, there shall be credited at the end of each year (or portion thereof) interest on the amount of the account at the beginning of the year at a rate per annum determined by the Committee. Payment of deferred dividends, together with interest thereon, shall be made upon the lapsing of restrictions imposed on such Restricted Stock, and any dividends deferred (together with any interest thereon) in respect of Restricted Stock shall be forfeited upon any forfeiture of such Restricted Stock. 7.06 Delivery of Shares. Except as provided otherwise in Article VIII below, within a reasonable period of time following the lapse of the restrictions on shares of Restricted Stock, the Committee shall cause a stock certificate to be delivered to the Grantee with respect to such shares and such shares shall be free of all restrictions hereunder. ARTICLE VIII MISCELLANEOUS 8.01 General Restrictions. Each Award under the Plan shall be subject to the requirement that, if at any time the Committee shall determine that (a) the listing, registration or qualification of the shares of Stock subject or related thereto upon any securities exchange or under any state or Federal law, or (b) the consent or approval of any government regulatory body, or (c) an agreement by the Grantee of an Award with respect to the disposition of shares of Stock, is necessary or desirable as a condition of, or in connection with, the granting of such Award or the issue or purchase of shares of Stock thereunder, such Award may not be consummated in whole or in part unless such listing, registration, qualification, consent, approval or agreement shall have been effected or obtained free of any conditions not acceptable to the Committee. 8.02 Non-Assignability. No Award under the Plan shall be assignable or transferable by the Grantee thereof, except by will or by the laws of descent and distribution. During the life of the Grantee, such Award shall be exercisable only by such person or by such person's guardian or legal representative.

8.03 Withholding Taxes. Whenever the Company proposes or is required to issue or transfer shares of Stock under the Plan, the Company shall have the right to require the Grantee to remit to the Company an amount sufficient to satisfy any Federal, state and/or local withholding tax requirements prior to the delivery of any certificate or certificates for such shares of Stock. Alternatively, the Company may issue or transfer such shares of Stock net of the number of shares of Stock sufficient to satisfy the withholding tax requirements. For withholding tax purposes, the shares of Stock shall be valued on the date the withholding obligation is incurred. 8.04 Right to. Terminate Employment. Nothing in the Plan or in any agreement entered into pursuant to the Plan shall confer upon any Grantee the right to continue in the employment of the Company or effect any right which the Company may have to terminate the employment of such Grantee. 8.05 Non-Uniform Determinations. The Committee's determinations under the Plan (including without limitation determinations of the persons to receive Awards, the form, amount and timing of such Awards, the terms and provisions of such Awards and the agreements evidencing same) need not be uniform and may be made it selectively among persons who receive, or are eligible to receive Awards under the Plan, whether or not such persons are similarly situated. 8.06 Rights as a Shareholder. The Grantee of any Award under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Stock are issued to him. 8.07 Leave of Absence. The Committee shall be entitled to make such rules, regulations and determinations as it deems appropriate under the Plan in respect of any leave of absence taken by the Grantee of any Award. Without limiting the generality of the foregoing, the Committee shall be entitled to determine (a) whether or not any such leave of absence shall constitute a termination of employment within the meaning of the Plan, and (b) the impact, if any, of any such leave of absence on Awards under the plan theretofore made to any Grantee who takes such leave of absence. 8.08 Newly Eligible Employees. This Committee shall be entitled to make such rules, regulations, determinations and Awards as it deems appropriate in respect of any Employee or Director who becomes eligible to participate in the Plan or any portion thereof after the commencement of an Award or incentive period. 8.09 Amendment of the Plan. (a) The Committee may, without further action by the shareholders and without receiving further consideration from the Grantees, amend this Plan or condition or modify Awards under this Plan in response to changes in securities or other laws or rules, regulations or regulatory interpretations thereof applicable to this Plan or to comply with stock exchange rules or requirements. (b) The Committee may at any time and from time to time terminate, modify or amend the Plan in any respect, except that without shareholder approval the Committee may not (i) increase the maximum number of shares of Stock which may be issued under the Plan (other than increases pursuant to Section 1.06), (ii) extend the period during which any Award may be granted or exercised, or (iii) extend the term of the Plan. The termination or any modification or amendment of the Plan, except as provided in subsection (a), shall not without the consent of a Grantee, affect his or her rights under an Award previously granted to him or her. IN WITNESS WHEREOF, the Company has caused this Plan to be executed and adopted as of the date set forth above. COASTAL BANKSHARES, INC. By: Its ATTEST: Its Secretary

Exhibit A to Coastal Bankshares, Inc. Stock Award Plan - Form of Stock Option Agreement COASTAL BANKSHARES, INC. STOCK OPTION AGREEMENT THIS STOCK OPTION AGREEMENT (this "Agreement"), entered into as of this day of 19 , by and between COASTAL BANKSHARES, INC., a Georgia corporation (the "Company”), and (the "Optionee"). WHEREAS, the Company has heretofore adopted a stock option plan known as the "Coastal Bankshares, Inc. Stock Award Plan" (the "Plan"); and WHEREAS, the Committee appointed pursuant to the Plan has granted the Optionee a stock option to purchase the number of shares of the Company's common stock as set forth below, and in consideration of the granting of that stock option, and/or the granting of certain rights with respect to the stock which is subject to the option, the Optionee intends to remain as an employee and/or a director of the Company or of a Subsidiary of the Parent of the Company; and WHEREAS, the Company and the Optionee desire to enter into a written agreement with respect to such option in accordance with the Plan. NOW, THEREFORE, as an employment incentive and to encourage stock ownership, and also in consideration of the mutual covenants contained herein, the parties hereto agree as follows. 1. Incorporation of Plan. This option is granted pursuant to the provisions of the Plan and the terms and definitions of the Plan are incorporated herein by reference and made a part hereof. A copy of the Plan has been delivered to, and receipt is hereby acknowledged by, the Optionee. 2. Grant of Option. Subject to the terms, restrictions, limitations and conditions stated herein, the Company hereby evidences its grant to the Optionee, not in lieu of salary or other compensation, of the right and option (the "Option") to purchase all or any part of the number of shares of the Company's Common Stock, par value $5.00 per share (the "Stock"), set forth on Schedule A attached hereto and incorporated herein by reference. The Option shall be exercisable in the amounts and at the times specified on Schedule A. The Option shall expire and shall not thereafter be exercisable on the date specified on Schedule A or on such earlier date as determined pursuant to Section 9 hereof. Schedule A states whether the Option is intended to be an Incentive Stock Option. 3. Grant. of Other Rights. Schedule A states whether (a) Reload Options, as described in the Plan, will be issued when the Optionee uses previously owned shares of Stock to exercise this Option as provided in Section 6(c)(ii) below, (b) Alternate Appreciation Rights, as described in the Plan, will apply to this Option; or (c) Limited Rights, as described in the Plan, will apply to this Option, Such Reload Options, Alternate Appreciation Rights and Limited Rights will hereinafter collectively be referred to as "Other Rights”. 4. Purchase Price. The price per share to be paid by the Optionee for the shares subject to this Option (the '‘Exercise Price”) shall be as specified on Schedule A, which price shall be an amount not less than the Fair Market Value of a share of Stock as of the Date of Grant (as defined in Section 10 below) if the Option is an Incentive Stock Option. 5. Exercise Terms. The Optionee must exercise the Option and/or the Other Rights for at least the lesser of 100 shares or the number of shares of purchasable Stock as to which the Option remains unexercised. In the event this Option is not exercised with respect to all or any part of the shares subject to this Option prior to its expiration, this Option and/or the Other Rights shall be null and void, the shares with respect to which this Option and/or the Other Rights was not exercised shall no longer be subject to this Option and the Other Rights. 6. Restrictions on Transferability. Neither the Option and/or the Other Rights shall be transferable by an Optionee other than by will or the laws of descent and distribution. 7. Notice of Exercise of Option. The Option and/or the Other Rights may be exercised by the Optionee, or by the Optionee's administrators, executors or personal representatives, by a written notice (in substantially the form of the Notice of Exercise attached hereto as Schedule B) signed by the Optionee, or by such administrators, executors or personal representatives, and delivered or mailed to the Company as specified in Section 14(c) hereof to the attention of the President or such other officer as the Company may designate. Any such notice shall (a) specify the number of shares of Stock which the Optionee or the Optionee’s administrators, executors or personal representatives, as the case may be, then elects to purchase hereunder or exercise rights with respect thereto, (b) contain such information as may be reasonably required pursuant to this Agreement, and (c) in the case of an exercise of the Option, be accompanied by (i) a certified or cashier's check payable to the Company in payment of the total Exercise Price applicable to such shares as provided herein, or

(ii) a certified or cashier's check and shares of Stock owned by the Optionee and duly endorsed or accompanied by stock transfer powers, or authorization to the Company to withhold a number of shares of Stock otherwise issuable upon the exercise of the Option, whose Fair Market Value when added to the amount of the check equals the total Exercise Price applicable to such shares purchased hereunder. Upon receipt of any such notice and, in the case of the exercise of the Option, the accompanying payment, and subject to the terms hereof, the Company agrees to issue to the Optionee or the Optionee's administrators, executors or personal representatives, as the case may be, stock certificates for the appropriate number of shares. 8. Adjustment in Option. The number of Shares subject to this Option, the Exercise Price and other matters are subject to adjustment during the term of this Option in accordance with Section 1.06 of the Plan. 9. Termination of Employment. (a) Upon the occurrence of the Optionee's ceasing for any reason to be employed by the Company (such occurrence being a "termination of the Optionee's employment"), this Option and the Other Rights may be exercised during the period specified in Schedule A hereto, but only to the extent that this Option and the Other Rights were outstanding and exercisable on any such date of termination of employment, in no event, however, shall any such period extend beyond the Option Exercise Period. (b) Upon the termination of the Optionee's employment by reason of retirement, Disability or death, this Option and the Other Rights may be exercised during the periods specified in Schedule A hereto, but only to the extent that this Option and the Other Rights were outstanding and exercisable on any such date of retirement, Disability or death, in no event, however, shall any such period extend beyond the Option Exercise Period. (c) In the event of the death of the Optionee, this Option and the Other Rights may be exercised by the Optionee's legal representative(s) , but only to the extent that this Option would otherwise have been exercisable by the Optionee. (d) A transfer of the Optionee's employment between the Company and any Subsidiary or Parent of the Company, or between any Subsidiaries of the Company, shall not be deemed to be a termination of the Optionee's employment. 10. Date of Grant. This Option was granted by the Board of Directors of the Company on the date set forth in Schedule A (the "Date of Grant").

11. Compliance with Regulatory Matters. The Optionee acknowledges that the issuance of capital stock of the Company is subject to limitations imposed by federal and state law, and the Optionee hereby agrees that the Company shall not be obligated to issue any shares of Stock upon exercise of this Option that would cause the Company to violate law or any rule, regulation, order or consent decree of any regulatory authority (including without limitation the Securities and Exchange Commission) having jurisdiction over the affairs of the Company. The Optionee agrees that he or she will provide the Company with such information and representation as is reasonably requested by the Company or its counsel to determine whether the issuance of Stock complies with the provisions described by this Section, including, without limitation, a representation that the Optionee shall not sell or otherwise dispose of the Stock in the absence of registration of such shares under applicable federal and state securities laws or an opinion of counsel, satisfactory to the Company, that such registration is not required. 12. Restriction on Disposition of Shares,. The shares purchased pursuant to the exercise of an Incentive Stock Option shall not be transferred by the Optionee except pursuant to the Optionee’s will or the laws of descent and distribution until such date which is the later of two years after the grant of such Incentive Stock Option or one year after the transfer of the shares to the Optionee pursuant to the exercise of such Incentive Stock Option. 13. Employment. Not Affected. Neither the granting of this Option and the Other Rights nor their exercise shall be construed as granting to the Optionee any right with respect to continuance of employment with the Company. Except as may otherwise be limited by a written agreement between the Company and the Optionee, the right of the Company to terminate at will the Optionee’s employment with it at any time (whether by dismissal, discharge, retirement or otherwise) is specifically reserved by the Company, as the Employer or on behalf of the Optionee’s Employer (whichever the case may be), and acknowledged by the Optionee. 14. Miscellaneous. (a) This Agreement shall be binding upon the parties hereto and their representatives, successors and assigns. (b) This Agreement is executed and delivered in, and shall be governed by the laws of, the State of Georgia. (c) Any requests or notices to be given hereunder shall be deemed given, and any elections or exercises to be made or accomplished shall be deemed made or accomplished, upon actual delivery thereof to the designated recipient, or three days after deposit thereof in the United States mail, certified or registered, return receipt requested and postage prepaid, addressed, if to the Optionee, at the address set forth below and, if to the Company, to the executive offices of the Company at 27 Bull Street, Savannah, Georgia 31401. (d) This Agreement may not be modified except in writing executed by each of the parties hereto. IN WITNESS WHEREOF, the Board of Directors of the Company has caused this Stock Option Agreement to be executed on behalf of the Company and the Company's seal to be affixed hereto and attested by the Secretary of the Company, and the Optionee has executed this Stock Option Agreement under seal, all as of the day and year first above written. COASTAL BANKSHARES, INC. Attest: — By: Secretary Its [SEAL] Title: OPTIONEE: Name: Address :

SCHEDULE A TO STOCK OPTION AGREEMENT BETWEEN COASTAL BANKSHARES, INC. AND [Name of Employee] Dated 1. Number of shares Subject to Option: shares. 2. This Option (Check one) [] is [] is not an Incentive Stock Option. 3. Option Exercise Price: $ per Share. 4 . Date of Grant: 5. Reload Options: Reload Option (check one) [] will [] will not be issued to the Optionee. 6. Alternate Appreciation Rights; Alternate Appreciation Rights (check one) [ ] will [] will not apply to this Option. 7. Limited Rights: Limited Rights (check one) [ ] will [ ] Will not apply to this Option. 8. Option Vesting Schedule: Options are exercisable with respect to the number of shares indicated below on or after the date indicated next to the number of shares: No. of Shares Vesting Date [ ] In the event of a Change of Control of the Company or of The Coastal Bank, all Options shall become 100% and fully vested. 9. Option Exercise Period: Check One: ( ) All options expire and are void unless exercised on or before ( ) Options expire and are void unless exercised on or before the date indicated next to the number of shares:

No. of shares Expiration Date 10. Effect of Termination of Employment of Optionee (if different from that set forth in Section 9 of the Stock Option Agreement) (check one or more or none): ( ) In the event of the Optionee's termination of employment due to Disability, this Option may be exercised within (not to exceed 12) months following the date of termination. ( ) In the event of the Optionee's termination of employment due to death, this Option may be exercised within (not to exceed 12) months following date of death. ( ) In the event of the Optionee’s termination of employment due to retirement at or after age 65, this Option may be exercised within (not to exceed 12) months following the date of retirement. ( ) In the event of the Optionee's termination of employment for reasons other than Disability, death, or retirement as aforesaid, this Option may be exercised within (not to exceed 3) months following the date of termination, but only if termination of employment is ( ) Other Rules:

SCHEDULE B TO STOCK OPTION AGREEMENT BETWEEN COASTAL BANKSHARES, INC. AND [Name of Employee] Dated NOTICE OF EXERCISE The undersigned hereby notifies Coastal Bankshares, Inc. (the '‘Company1') of this election to: Exercise the undersigned's stock option to purchase shares of the Company's common stock, par value $5.00 per share (the “Common Stock"), pursuant to the Stock Option Agreement (the "Agreement") between the undersigned and the Company dated. Accompanying this Notice is (1) a certified or a cashier's check in the amount of $ payable to the Company, and/or (2) shares of the Company's Common Stock presently owned by the undersigned and duly endorsed or accompanied by stock transfer powers, or an authorization to the Company to withhold the number of shares of Stock otherwise issuable pursuant to the exercise of the Option, in each case having an aggregate Fair Market Value (as defined in the Stock Award Plan) as of the date hereof of $, such amounts being equal, in the aggregate, to the purchase price per share set forth in Section 3 of the Agreement multiplied by the number of shares being purchased hereby (in each instance subject to appropriate adjustment pursuant to Section 8 of the Agreement). IN WITNESS WHEREOF, the undersigned has set his hand and seal, this day of , . OPTIONEE [OR OPTIONEE'S ADMINISTRATOR, EXECUTOR OR PERSONAL REPRESENTATIVE] Name: Position (if other than Optionee):